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COCA-COLA HBC AG

AND

CITIBANK, N.A.

AS DEPOSITARY

AND

OWNERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY RECEIPTS

DEPOSIT AGREEMENT

DATED AS OF _________________, 2013

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DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of __________, 2013 among Coca-Cola HBC AG, an Aktiengesellschaft / société anonyme incorporated under the laws of Switzerland, and its successors (herein called the Issuer), Citibank, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Issuer desires to establish with the Depositary an ADR facility to provide for the deposit of the Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of Receipts (as hereinafter defined) evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in the Deposit Agreement (as hereinafter defined); and

WHEREAS, any Receipts issued pursuant to the terms of the Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in the Deposit Agreement; and

WHEREAS, the Board of Directors  of the Issuer (or an authorized committee thereof) has duly approved the establishment of the ADR Facility upon the terms set forth in the Deposit Agreement, the execution and delivery of the Deposit Agreement on behalf of the Issuer, and the actions of the Issuer and the transactions contemplated herein;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.
DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1	American Depositary Shares.

The term “American Depositary Shares” or “ADSs”, shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent one (1) Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities as provided in such Sections.

SECTION 1.2	Article; Section.

Wherever references are made in this Deposit Agreement to an “Article” or “Articles” or to a “Section” or “Sections”, such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

SECTION 1.3	Articles of Association.

The term “Articles of Association” shall mean the Articles of Association of the Issuer, as the same may be amended or supplemented from time to time.

SECTION 1.4	Beneficial Owner.

The term “Beneficial Owner” shall mean any person owning any beneficial interest in a Receipt issued hereunder but who is not the Owner of such Receipt.

SECTION 1.5	Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.6	Custodian.

The term “Custodian” shall mean as of the date hereof, Citibank, N.A., having its principal office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB United Kingdom, as the custodian for the purposes of the Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.7	Deposit, Deliver, Execute, Issue, Register, Surrender, Transfer, Withdraw or Cancel.

(a)           The terms “deposit”, “deliver”, “execute”, “issue”, “register”, “surrender”, “transfer”, “withdraw” or “cancel”, or their noun form, when used with respect to Shares and Deposited Securities, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by financial intermediaries authorized under applicable law (including the Swiss Federal Act on Intermediated Securities ("FISA"), in particular section 24 of FISA, and the rules and regulations of SIS to effect transfers of securities) and not to the physical transfer of certificates representing the Shares or Deposited Securities (unless such physical transfer is required under Swiss law to effect transfer of Shares or Deposited Securities).

(b)           The term “deliver”, or its noun form, when used with respect to American Depositary Shares and Receipts, means (i) the electronic delivery of such security by means of book-entry transfer, as appropriate, including, without limitation, through DRS/Profile or to an account or accounts at DTC designated by the person entitled to the delivery or (ii) if requested by the person entitled to the delivery, to physical delivery of the certificate representing such security at the Corporate Trust Office of the Depositary of one or more Receipts. The term “surrender”, when used with respect to Receipts, means (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary or (ii) surrender to the Depositary at its Corporate Trust Office of one or more Receipts.  With respect to DRS/Profile Receipts, the terms "execute", "issue", "register", "surrender", "transfer" or "cancel" refers to applicable entries or movements to or within DRS/Profile.

SECTION 1.8	Deposit Agreement.

The term “Deposit Agreement” shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.9	Depositary; Corporate Trust Office.

The term “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of this Deposit Agreement, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 388 Greenwich St., New York, New York, 10013.

SECTION 1.10	DRS/Profile.

The term “DRS/Profile” shall mean the system for the uncertificated registration of ownership of securities pursuant to which ownership of ADSs is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary.  Ownership of ADSs held in DRS/Profile is evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.

SECTION 1.11	DTC.

The term “DTC” shall mean The Depository Trust Company, and any successor thereto.

SECTION 1.12	Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

SECTION 1.13	Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.14	Issuer.

The term “Issuer” shall mean Coca-Cola HBC AG, incorporated under the laws of Switzerland, and its successors.

SECTION 1.15	Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose. An Owner shall be deemed to have all requisite authority to act on behalf of those Beneficial Owners of the Receipts registered in such Owner's name.

SECTION 1.16	Receipts.

The term “Receipts” shall mean the American Depositary Receipts or DRS/Profile statements issued by the Depositary hereunder evidencing American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement.  A Receipt may evidence any number of American Depositary Shares and may, in the case of American Depositary Shares held in DTC, be in the form of a global certificate. References to Receipts shall include physical certificated Receipts as well as ADSs issued through DRS/Profile, unless the context otherwise requires.

SECTION 1.17	Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.18	Restricted Securities.

The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Switzerland, or under a shareholder agreement or the Articles of Association.

SECTION 1.19	Securities Act.

The term “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.20	SIS.

The term “SIS” shall man SIX SIS AG, which provides the book-entry settlement system for equity securities in Switzerland or any successor entity thereto.

SECTION 1.21	Shares.

The term “Shares” shall mean the Issuer’s ordinary shares, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares in dematerialized (book-entry) form.

SECTION 1.22	United States.

The term “United States” shall, except as otherwise provided in this Deposit Agreement or the Receipts, mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

ARTICLE 2.
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1	Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No physical certificated Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of physical certificated Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered.  Physical certificated Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.  The Receipts shall bear a CUSIP number that is different from any CUSIP number assigned to any depositary shares issued under any other depositary receipt facility for Shares.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or the Issuer or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or as may be required by any book-entry system in which the ADSs are held, or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless physical certificated Receipts are specifically requested by the Owner.  Owners and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are physical certificated Receipts or Receipts issued through DRS/Profile.

All ADSs held through DTC will be registered in the name of the nominee for DTC (currently Cede & Co.) and unless issued by the Depositary in uncertificated form the ADSs registered in the name of Cede & Co. will be evidenced by one or more Receipt(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a certificated security in the case of receipts that are certificated; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and the Depositary shall have no obligation and shall not be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

At the request of an Owner, the Depositary shall, for the purpose of substituting a physical certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and deliver a physical certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

SECTION 2.2	Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied, if applicable, by any appropriate instrument or instruments of transfer or endorsement in form reasonably satisfactory to the Custodian, together with all such certifications as may be required from the person depositing such Shares by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless eligible for settlement through SIS and accompanied by evidence (which may be an opinion of counsel) reasonably satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Switzerland which is then performing the function of the regulation of currency exchange.  If required by the Depositary and if applicable (to the extent and as long as the Depositary (or the Custodian) has not acquired legal title to such Shares), Shares presented for deposit at any time, whether or not the transfer records of the Issuer, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, as applicable and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, any proxy or proxies as shall be required from time to time in accordance with Swiss law to entitle the Custodian to exercise voting rights at a shareholders’ meeting.  Without limiting any other provision of this Deposit Agreement, the Depositary shall not knowingly accept for deposit any fractional Shares or a number of Shares which upon application of the ADS to Share ratio would give rise to fractional American Depositary Shares.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

To the extent required by applicable law, the Depositary agrees to cause the Custodian to place all Shares deposited under this Deposit Agreement or any other Deposited Securities held under this Deposit Agreement into an account separate from any other Shares or other securities that may be held by the Custodian under any other depositary receipt facility or otherwise.

Notwithstanding anything else contained in the Deposit Agreement, any Receipts(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Securities, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities.  Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Securities, in each case only on behalf of the Owners and Beneficial Owners of the ADSs representing the Deposited Property, upon the terms set forth in the Deposit Agreement and, if applicable, the Receipt(s) representing the ADSs.  The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Securities on behalf of the Holders and Beneficial Owners of ADSs representing the Deposited Securities, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.

SECTION 2.3	Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if applicable, if the transfer books of the Issuer are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer, limited to such information disclosed in such books, that any Deposited Securities have been recorded upon the books of the Issuer, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the issuance of such ADS and the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

The Depositary shall only deliver American Depositary Receipts evidencing whole numbers of American Depositary Shares.  Nothing herein shall prohibit any Pre-Release (as defined below) in accordance with the terms set forth in this Deposit Agreement.

SECTION 2.4	Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by, proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and duly stamped as may be required by the laws of the State of New York and of the United States of America and any other applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under this Section 2.4 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to abide by the applicable terms of the Deposit Agreement. The Depositary will as promptly as practicable notify the Issuer of the appointment, removal or substitution of any co-transfer agent.

SECTION 2.5	Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement or applicable law or regulation, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) Shares to, or upon the written order of, the person(s) designated in the order delivered to the Depositary for such purpose and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

The Depositary shall not accept a Receipt for surrender to the extent it evidences American Depositary Shares representing a fraction of a Share.  To that extent, the Depositary shall, at its discretion, either (i) execute and deliver a Receipt evidencing American Depositary Shares representing that fraction, or (ii) sell or cause to be sold the fractional Share and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Receipt.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Neither the Depositary nor any Custodian shall deliver Shares (other than to the Issuer in accordance with this Deposit Agreement) or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender and cancellation of Receipts.

SECTION 2.6	Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal or delivery of Deposited Securities and any regulations the Depositary may reasonably establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of Section 7.7 hereof.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or, if applicable, the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) any other circumstances specifically contemplated by Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act (the “F-6 Instructions”).

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.

The Depositary will comply with written instructions of the Issuer not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Issuer’s compliance with the securities laws of the United States, Switzerland or any other jurisdiction.

SECTION 2.7	Lost Receipts, etc.

In case any physical certificated Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary. If requested by the Issuer, the Depositary will inform the Issuer as to any destroyed, lost or stolen Receipts and any dispute relating thereto.

SECTION 2.8	Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled, subject to Section 5.10.

SECTION 2.9	Pre-Release of Receipts.

Subject to the further terms and provisions of this Section 2.9, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Issuer and its affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.2 and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.5, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Owners (other than the Applicant).

ARTICLE 3.
CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS.

SECTION 3.1	Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owners of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Issuer may reasonably require by written request to the Depositary.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made or such other documentation or information provided, in each case to the Depositary’s satisfaction.  The Depositary shall provide the Issuer, as promptly as practicable, at the Issuer’s reasonable written request and at the Issuer’s expense, copies of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Owners and Beneficial Owners, and (ii) any other information or documents which the Issuer may reasonably request and which the Depositary shall request and receive from any Owner or any person presenting Shares for deposit or ADSs for cancellation and withdrawal, unless such disclosure is prohibited by law.  Each Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this paragraph.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Issuer if not provided by the Owners or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Owners or Beneficial Owners.

SECTION 3.2	Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Owner and Beneficial Owners of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment in full is made, and the Depositary may withhold any dividends or other distributions, or may sell for the account of the Owner  and Beneficial Owners thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner and Beneficial Owners of such Receipt shall remain liable for any deficiency.  Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Issuer, the Custodian, and each of their respective agents, officers, directors, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.  The obligations of Owners and Beneficial Owners of Receipts under this Section 3.2 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

SECTION 3.3	Warranties on Deposit of Shares.

Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are duly authorized, validly issued, fully paid, nonassessable and legally obtained by such person, (ii) all pre-emptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and American Depositary Shares representing those Shares would not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the delivery or surrender of Receipt(s) evidencing American Depositary Shares representing such Shares and the transfer of Receipts evidencing such American Depositary Shares.  If any such representations or warranties are false in any way, the Issuer and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.4	Compliance with Information Requests.

Notwithstanding any other provision of this Deposit Agreement, each Owner and Beneficial Owner agrees, subject to applicable law, to (a) comply with requests from the Issuer or (at the Issuer’s request) the Depositary pursuant to or to ensure compliance with (A) Swiss or other applicable law, (B) the rules and requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, and any stock exchange on which the Shares, Receipts or American Depositary Shares are, or will be, registered, traded or listed, (C) the Articles of Association or (D) this Deposit Agreement, which are made to obtain information, among other things, as to the capacity in which such Owner or Beneficial Owner or any of its affiliates owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any such person and any other person(s) interested in such American Depositary Shares (and Shares, as the case may be) and the nature of such interest and various other matters, and (b) be bound by and subject to applicable provisions of the laws of Switzerland, the Articles of Association and the requirements of any stock exchanges upon which the ADSs, Receipts or Shares are or will be registered, traded or listed, or pursuant to any requirements of any  electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Owner and Beneficial Owner held Shares directly, in each case whether or not they are Owners or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward, upon the written request of the Issuer and at the expense of the Issuer, any such written request from the Issuer to the Owners and to forward, as promptly as practicable, to the Issuer any such responses to such requests received by the Depositary.  If the Issuer requests information from the Depositary, the Custodian or the nominee of either, as the registered owner of the Shares, the obligations of the Depositary, Custodian or such nominee (as the case may be) shall, subject to Section 3.6, be limited to disclosing to the Issuer the information contained in the register.

SECTION 3.5	Transfer and Registration Restrictions, Restrictions on Voting.

The Depositary, each Owner and each Beneficial Owner acknowledges and agrees, to the maximum extent permitted by law, that the Issuer may restrict (i) the transfers of the Shares or the acquisition or registration in the Issuer’s share register of Shares with voting rights and (ii) the exercise of voting rights where such transfer, acquisition or registration or such exercise might result in direct or indirect legal, beneficial or other ownership of Shares (including legal and beneficial ownership for the benefit of a third party) or voting rights pertaining thereto exceeding limits imposed by applicable law or the Articles of Association or any regulations or directives thereunder or where an application for registration in the share register is not accompanied by due information, where such information is requested by the Issuer or where such information is incorrect, each as required or authorized under applicable law or the Articles of Association or any regulations or directives thereunder.  Notwithstanding any other provision in this Deposit Agreement or any Receipt, the Depositary (i) subject to applicable law shall request from Owners and Beneficial Owners the information required under this Section 3.5 and Section 3.6 hereof, and (ii) shall provide all responses to such information requests that it receives to the Issuer in a timely manner.  The Issuer may take actions, and may instruct the Depositary to take actions, as appropriate, with respect to the ownership interest or the voting rights of any Owner or Beneficial Owner in excess of the ownership limits referred to above, in each case in the sole discretion of the Issuer but subject to applicable law.  Such actions may include, but are not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights, deregistration or removal of voting rights from the Issuer's share register, or the mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the ADSs held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association of the Issuer. In addition, on the Issuer’s instruction, the Depositary shall take such reasonable steps as the Issuer may deem appropriate to restrict or block the transfer of the ADSs and the voting instructions received from Owners to ensure compliance with the disclosure of, and the limitations on, beneficial ownership referred to in Sections 3.5 and 3.6 of the Deposit Agreement.

SECTION 3.6	Disclosure of Interests; Limitations on Holding and Voting.

In order to enforce any of the restrictions mentioned in Section 3.5, each Owner and Beneficial Owner shall be deemed, by holding an ADS or owning a beneficial interest therein, to consent and agree to the maximum extent permitted by law, (i) to such restrictions as though they were a shareholder and (ii) to provide to the Issuer or the Depositary, as applicable, promptly at any time upon request by the Issuer or the Depositary, as applicable, complete, accurate and up-to-date information on legal and beneficial ownership in the ADSs they (and their respective affiliates) hold, directly or indirectly, as Owners and Beneficial Owners, and to provide any such other information to the Issuer or the Depositary, as applicable, which the Issuer deems necessary in order to enforce such restrictions (including without limitation information on other interests in Shares held by them, whether directly or indirectly, as well as information on parties acting in concert and their holding of such interests in Shares).  The right to direct the voting of Deposited Securities pursuant to the terms of the Deposit Agreement and any Receipt shall be conditioned on (i) the disclosure to the Issuer of the Owner’s and Beneficial Owner’s information, (ii) the blocking of the applicable ADSs, upon such terms as may be required by the Issuer in its sole discretion, in order to verify the accuracy of such disclosure, and (iii) the other limitations referred to in Section 3.5.

ARTICLE 4.
THE DEPOSITED SECURITIES.

SECTION 4.1	Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert, as promptly as practicable such dividend or distribution into Dollars and shall distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Issuer or its agent will remit to the appropriate governmental authority in Switzerland all amounts, if any, required to be withheld and owing to such agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.2	Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and Section 5.9, whenever the Issuer determines to distribute to the holders of Deposited Securities property other than cash, shares or rights, the Issuer will give timely notice to the Depositary.  Upon receipt of a distribution covered by the preceding sentence, the Depositary shall, after consultation with the Issuer, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem lawful and reasonably practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary reasonably deems such distribution not to be lawful and reasonably practicable, the Depositary may, after consultation with the Issuer, adopt such method as it may deem reasonably practicable and lawful for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash. If the Depositary is unable to sell such property, after consultation with the Issuer and upon the Issuer's instructions the Depositary shall either: (i) return the property to the Issuer at the Issuer's expense (to the extent reasonably practicable), or, (ii) if 20 business days have elapsed from the time the Depositary requests an instruction from the Issuer, and no instruction from the Issuer to return the property to it is received, the Issuer shall be deemed to have instructed the Depositary to dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, and in either of (i) or (ii) above, Owners and Beneficial Owners shall have no rights thereto or arising therefrom. No distribution to Owners pursuant to this Section 4.2 shall be unreasonably delayed by any action of the Depositary or any of its agents.

The Depositary may withhold any distribution of securities under this Section 4.2 unless it has received satisfactory assurances, including satisfactory documentation within the terms of Section 5.7.

SECTION 4.3	Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may either (i) after consultation with the Issuer and shall if the Issuer shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11, the payment of fees of the Depositary as provided in Section 5.9, and any applicable U.S. securities laws or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the record date fixed by the Depositary shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1.  No distribution to Owners pursuant to this Section 4.3 shall be unreasonably delayed by any action of the Depositary or any of its agents.

SECTION 4.4	Rights.

In the event that the Issuer shall offer or distribute or cause to be offered or distributed to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Issuer will give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners.  Upon receipt by the Depositary of a notice that the Issuer wishes such rights to be made available to the Owners and receipt by the Depositary of satisfactory documentation within the terms of Section 5.7 hereof, the Issuer and the Depositary will consult to the extent practicable to determine the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.

If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and reasonably practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, after consultation with the Issuer and subject to the approval of the Issuer, which approval shall not be unreasonably withheld, and to the Depositary’s receipt of satisfactory documentation within the terms of Section 5.7, distribute to any Owner to whom it determines the distribution to be lawful and reasonably practicable, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate. In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will as promptly as practicable make such rights available for delivery to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and warrants or other instruments to be distributed and (b) such Owner has executed such documents as the Issuer has determined in consultation with the Depositary are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares.  Thereafter, the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and reasonably practicable to make such rights available to all or certain Owners, but that it is lawful and reasonably practicable to sell those rights, after consultation with the Issuer and approval by the Issuer (such approval not to be unreasonably withheld), it shall use reasonable efforts to sell the rights, warrants or other instruments, in a riskless principal capacity or otherwise, by public or private sale and upon such terms as it may reasonably deem proper, in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or reasonably practicably make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Any such cash proceeds shall be distributed in accordance with Section 4.1 hereof.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act, or any other applicable law, with respect to a distribution to Owners or are registered under the provisions of such Act or other applicable law.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act or other applicable law, the Depositary shall not effect such distribution unless it has received such legal opinions as are required under Section 5.7 hereof, unless waived by the Depositary.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Owners in general or any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with any sale or exercise of such rights or (iii) the content of any materials forwarded to the Owners on behalf of and at the request of the Issuer in connection with the rights distribution.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Issuer to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

SECTION 4.5	Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

Owners and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess nominal amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may reasonably deem desirable or necessary.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible on a practicable basis in whole or in part into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.6	Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting, solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall be the same as the corresponding record date set by the Issuer with respect to Shares, if any, or as soon thereafter as reasonably practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consents, to receive such notice or solicitation or to otherwise take action or (b) on or after which each American Depositary Share will represent the changed number of Shares.  The Issuer shall give the Depositary timely notice of any corporate action under Sections 4.1 through 4.5 and Sections 4.7 and 4.8 to facilitate coordination of such corporate action for Owners and Beneficial Owners to the extent required under this Deposit Agreement, including, without limitation, fixing an appropriate record date.  Subject to applicable law and the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners at the close of business in New York on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions, to give or withhold such consents, to receive such notice or solicitation and to act in respect of any other such matter.

SECTION 4.7	Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer in a timely manner and at the Issuer’s expense and provided no U.S. legal prohibitions exist, the Depositary shall, as soon as practicable thereafter, distribute, by mail to the extent practicable if requested by the Issuer, to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer (or, if requested by the Issuer, a summary of such information provided by the Issuer), (b) a statement that the Owners of American Depositary Shares as of the close of business on a specified record date will be entitled, subject to any applicable provision of Swiss law and of the Articles of Association (the fulfillment of which may require the blocking of an Owner’s ADSs), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer, (d) a declaration of beneficial ownership in such form as the Issuer reasonably requests (and if blocking of ADSs is required by the Issuer, instructions to such effect), and (e) a statement that the Beneficial Owners have the right to request, in writing (an “Admission Request”), that they be allowed to attend any such meeting in person.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable, to vote or cause to be voted the amount of

Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request.  Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities, other than pursuant to and in accordance with such instructions or deemed instructions.  If voting instructions are sought from Owners and no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as reasonably practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares, provided further, however, that no such deemed discretion shall be provided with respect to any meeting unless and until the Depositary has received an opinion of the Issuer's in-house legal counsel, addressed to the Depositary and in form and substance acceptable to the Depositary, at the Issuer's sole expense, to the effect that, (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in Switzerland, (ii) the granting of such proxy will not result in a violation of Swiss law, rule, regulation or permit, and (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under Swiss law.

Notwithstanding the foregoing, the Depositary shall not take any voting instructions, and not vote or give a proxy to vote the corresponding Shares, from any Owner if such Owner has not (i) returned a duly filled-in declaration of ownership or (ii) arranged for blocking of such Owner’s ADSs, in each case, to the extent the delivery of such form and blocking of ADSs has been requested by the Issuer.  The Owners and Beneficial Owners irrevocably agree, irrevocably consent to the Depositary and the Custodian agreeing, and (based upon such consent of the Owners and Beneficial Owners) the Depositary hereby irrevocably agrees (and undertakes that it will instruct the Custodian to agree, if so requested by the Issuer), that the Issuer is entitled, to the maximum extent permitted by law, to (a) disregard any votes that the Depositary or the Custodian proposes to cast at the instruction of Owners (on behalf of Beneficial Owners), and (b) not comply with, and not give effect to, any voting instructions provided by the Depositary to the Issuer on behalf of Owners and Beneficial Owners, provided that, in each such case, the Issuer determines that (x) less than all of the Shares held by the Depositary are registered in the share register with voting rights and (y) such registration of Shares without voting rights is, in the view of the Issuer, attributable to the actions or failure to act of such Owners and Beneficial Owners.

Upon receipt by the Depositary of (i) an Admission Request in writing and (ii) such evidence of beneficial ownership as shall be reasonably satisfactory to the Depositary, the Depositary shall, as promptly as practicable prior to the date of such meeting, notify the Company in writing of a Beneficial Owner’s intention to attend such shareholders’ meeting to ask questions and otherwise to participate in the meeting; provided, however, that Beneficial Owners shall not be entitled to vote at the meeting.

Owners, Beneficial Owners and the Depositary agree and acknowledge that in order to exercise voting rights in respect of Shares the Depositary, the Custodian or their respective nominees will need to be duly registered on the Issuer’s share register with voting rights and that the Issuer may require the Depositary, the Custodian and their respective nominees to apply for de-registration of such voting rights from the Issuer’s share register after the completion of the applicable shareholders meeting.

Notwithstanding anything contained in the Deposit Agreement or any Receipt the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, and subject to approval by the Issuer, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicize to Owners instructions on how to retrieve such materials or receive such materials upon request (e.g. by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraphs sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.8	Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall, subject to the provisions of this Deposit Agreement and applicable law,  thenceforth represent, in addition to the existing Deposited Securities, if any, the new Deposited Securities so received in exchange or conversion.  Alternatively, in any such case the Depositary may, and shall if the Issuer shall so request, subject to the terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9	Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also, upon written request, provide to the Owners copies of such reports furnished by the Issuer pursuant to Section 5.6.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended and accordingly files certain information with the Commission.  These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at 100 F Street NE, Washington, D.C.  20549.

SECTION 4.10	Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall, at the expense of the Issuer, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11	Taxation; Withholding.

The Depositary will, and will instruct the Custodian to, forward to the Issuer or its agents such information from its records as the Issuer may reasonably request to enable the Issuer or its agents to file necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Issuer and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Owners and Beneficial Owners. Owners and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Owners and Beneficial Owners shall indemnify the Depositary, the Issuer, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

The Issuer shall remit to the appropriate governmental authority or agency any amounts required to be withheld by the Issuer and owing to such governmental authority or agency. Upon any such withholding, the Issuer shall remit to the Depositary information about such taxes and/or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Owners: (i) any taxes withheld by it; (ii) any taxes withheld by the Custodian, subject to information being provided to the Depositary by the Custodian; and (iii) any taxes withheld by the Issuer, subject to information being provided to the Depositary by the Issuer. The Depositary and the Custodian shall not be required to provide the Owners with any evidence of the remittance by the Issuer (or its agents) of any taxes withheld, or of the payment of taxes by the Issuer, except to the extent the evidence is provided by the Issuer to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Owner or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or Beneficial Owner's income tax liability.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary is under no obligation to provide the Owners and Beneficial Owners with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE 5.
THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1	Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Issuer and by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Issuer shall have the right to inspect at all reasonable times the transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Issuer may reasonably request.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, subject to consultation with the Issuer to the extent practicable when such closure is outside the ordinary course of business, or at the reasonable written request of the Issuer.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.  The Depositary shall notify the Issuer of the appointment, removal or substitution of any Registrar or co-registrar.

SECTION 5.2	Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association or the Deposited Securities, or on account of possible criminal or civil penalties or restraint, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer, or any of their respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Depositary, its controlling persons, its agents, any Custodian and the Issuer, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

SECTION 5.3	Obligations of the Depositary, the Custodian and the Issuer.

The Issuer and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner, except that the Issuer agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

In no event shall the Depositary or any of its directors, officers, employees, agents and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to the Issuer, Owners, Beneficial Owners or any other person.

Neither the Depositary nor the Issuer shall be liable for (i) any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information or (ii) the inability of an Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners and Beneficial Owners of ADSs.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or  after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or wilful misconduct while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not incur any liability for the failure or timeliness of any notice from the Issuer.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4	Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by 90 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 90th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly distribute notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5	The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder and upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians which shall thereafter be one of the Custodians hereunder.  The Depositary shall promptly provide the Issuer with notice of any resignation by the Custodian.  The Depositary will not, without the consent of the Issuer which shall not be unreasonably withheld, appoint a Custodian that is not a wholly-owned subsidiary of Citibank N.A., it being understood that it shall be reasonable for the Issuer to withhold its consent unless the level of protection afforded the Issuer in respect of the actions of the prospective Custodian is at least the same as the protection afforded the Issuer in respect of the actions of the Custodian at the date of execution of this Agreement.  The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Immediately upon any such change, the Depositary shall give notice thereof in writing to the Issuer and Owners.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.  If the Custodian (including any additional or substitute custodian) acts as a nominee for the Depositary, the Depositary shall cause the Custodian (including any additional or substitute custodian) to enter into a separate agreement with the Issuer, upon such terms as may be required by the Issuer’s Articles of Association, in order to have the nominee registered as a shareholder with voting rights.

SECTION 5.6	Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the translation into English (if applicable) and the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.  The Depositary will, at the expense of the Issuer, make available a copy of any such notices, reports or communications issued by the Issuer and delivered to the Depositary for inspection by the Owners of the ADSs at the Depositary’s Corporate Trust Office, at the office of the Custodian and at any other designated transfer office; provided, that, the Depositary shall, to the extent practicable, mail such notices, reports or communications to Owners at the expense of the Issuer if requested by the Issuer.

SECTION 5.7	Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event it or any of its affiliates proposes (1) any issuance, sale or distribution of additional Shares, (2) an offering of rights to subscribe for Shares or other Deposited Securities, (3) an issuance of securities convertible into or exchangeable for Shares, (4) an issuance of rights to subscribe for such securities (5) an elective dividend of cash or Shares, (6) a redemption of Deposited Securities, (7) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger,  subdivision, amalgamation or consolidation or transfer of assets, or (8) any reclassification, recapitalization, reorganization, merger, amalgamation, consolidation or sale of assets which affects the Deposited Securities, (each a "Proposed Transaction") the Issuer will furnish to the Depositary, as promptly as practicable, a written opinion, unless waived by the Depositary, from (a) U.S. counsel for the Issuer, which counsel shall be satisfactory to the Depositary, stating whether or not application of the Proposed Transaction to Owners and Beneficial Owners requires a Registration Statement under the Securities Act to be in effect or is exempt from the registration requirements of the Securities Act and (b) Swiss counsel for the Issuer stating that (1) making the Proposed Transaction available to Owners and Beneficial Owners does not violate the laws or regulations of Switzerland and (2) all requisite regulatory consents and approvals have been obtained in Switzerland.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Proposed Transaction.

If, being advised by counsel, the Issuer determines that a transaction is required to be registered under the Securities Act, the Issuer will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific reasonable and practical measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act or the Issuer furnishes to the Depositary a written opinion from U.S. counsel for the Issuer, unless waived by the Depositary, which counsel shall be reasonably satisfactory to the Depositary, stating that the Shares proposed to be deposited are eligible for deposit under the terms of this Deposit Agreement and applicable law.

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Issuer to file any registration statement under the Securities Act in respect of any proposed transaction or to endeavor to have a registration statement declared effective.

SECTION 5.8	Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any losses, liabilities,  costs,  charges and expenses (including, but not limited to, taxes (other than income taxes owing by the Depositary on amounts earned hereunder) and the reasonable fees and expenses of counsel) that may arise out of any registration with the Commission of Receipts, American Depositary Shares, Shares or other Deposited Securities or any offer, issuance, sale, resale, transfer, deposit or withdrawal thereof or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Issuer by the Depositary expressly for use in any registration statement, proxy statement, prospectus or preliminary prospectus relating to the Shares or misstatements of or omissions from such information, if provided, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall apply to any such liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Issuer and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian so long as the Custodian is a wholly-owned subsidiary of the Depositary due to their negligence or bad faith.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.9	Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.  The Depositary may reimburse the Issuer for certain expenses incurred by the Issuer in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Issuer and the Depositary agree from time to time.

In connection with any payment by the Issuer to the Depositary:

(i)
all fees, taxes, duties, charges, costs and expenses which are payable by the Issuer shall be paid or be procured to be paid by the Issuer (and any such amounts which are paid by the Depositary shall be reimbursed to the Depositary by the Issuer upon demand therefor); and

(ii)
such payment shall be subject to all necessary Swiss exchange control and other consents and approvals having been obtained. The Issuer undertakes to use its reasonable endeavours to obtain all necessary approvals that are required to be obtained by it in this connection.

All payments by the Issuer to the Depositary under this Section 5.9 shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by law, rule, regulation, court, tribunal or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto. In the event of the Depositary’s resignation or removal pursuant to Section 5.4, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Issuer and the Depositary from time to time shall be paid to the Depositary prior to such resignation or removal

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), or by Owners, as applicable:  (1) taxes (including applicable interest and penalties) and other governmental charges, (2) such registration and delivery fees as may from time to time be in effect for the registration of transfers and/or delivery of Deposited Securities generally on any central securities depositary (including, but not limited to, the SIS) or otherwise and applicable to transfers of Deposited Securities to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and Receipts, (6) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 and the surrender of Receipts pursuant to Section 2.5 or 6.2, (7) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 hereof, (8) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 8 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (9) a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (10) below; provided, however, that no fee will be assessed under this clause (9) to the extent that a fee of $.02 was charged pursuant to clause (7) above during that calendar year and (10) any other fees, charges, costs or expenses that may be incurred by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares, other Deposited Securities and/or American Depositary Shares (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC participant(s) receiving the ADSs from the Depositary or the DTC participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Owners as of the applicable record date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Owners as of the record date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

SECTION 5.10	Retention of Depositary Documents.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11	Exclusivity.

Subject to Section 5.4, the Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as Citibank, N.A. is acting as Depositary hereunder.

SECTION 5.12	List of Restricted Securities Owners.

The Issuer agrees to advise in writing each of the persons or entities who, to the knowledge of the Issuer, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder.  Notwithstanding the foregoing, the Depositary and the Issuer agree that the Issuer shall have no obligation to monitor the shareholder registry for purposes of identifying persons or entities that hold Restricted Securities.

ARTICLE 6.
AMENDMENT AND TERMINATION.

SECTION 6.1	Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended or supplemented by agreement between the Issuer and the Depositary without the consent of Owners and Beneficial Owners in any respect which they may deem necessary or desirable.  Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of or supplement to the Deposit Agreement to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement and Receipts outstanding at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances shall, if required to ensure compliance with applicable law, become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2	Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by distributing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by distributing notice of such termination to the Issuer and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Issuer under Section 5.8 hereof.  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7.
MISCELLANEOUS.

SECTION 7.1	Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection at the Corporate Trust Office of the Depositary and the office of the Custodian designated by the Custodian by any Owner or Beneficial Owner of a Receipt during business hours.

SECTION 7.2	No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3	Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4	Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.  Each Owner and Beneficial Owner agrees that, by accepting a Receipts, such Owner or Beneficial Owner shall hold such Receipt subject to, and with the obligation of applicable law, and the provisions hereof.

SECTION 7.5	Notices.

Any and all notices to be given from the Depositary to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission addressed to Coca-Cola HBC AG, ______________________, Attention: General Counsel, or such other address or facsimile number as the Issuer may notify the Depositary of in writing from time to time.

Any and all notices to be given from the Issuer to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or facsimile transmission addressed to Citibank, N.A., 388 Greenwich St., New York, New York, 10013, U.S.A., Attention: Depositary Receipts Department, or such other address or facsimile number as the Depositary may notify the Issuer of in writing from time to time.

With respect to any notice given by the Issuer to the Depositary or by the Depositary to the Issuer only, such notice shall be deemed to have been received:  (a) in the case of a notice given by hand, at the time of day of actual delivery; (b) if sent by facsimile, with a confirmed receipt of transmission of all pages from the receiving machine, on the day on which transmitted if followed up by a posted confirmation notice thereof; and (c) if posted, by 10:00 AM on the fifth business day following the day on which it was mailed by first-class mail, postage prepaid, provided that a notice given in accordance with the above but received on a day which is not a business day or after normal business hours in the place of receipt shall be deemed to have been received on the next business day.

Any and all notices to be given to any Owner shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request, or (b) if an Owner shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Owner for such purpose.  Notice to Owners shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement.  Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification.

Delivery of a notice sent to any Owner by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 7.6	Governing Law; Submission to Jurisdiction.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without reference to the principles of choice of law thereof. The Issuer, the Depositary and each Owner and Beneficial Owner agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  Furthermore, each Owner and Beneficial Owner agrees that such New York courts shall have exclusive jurisdiction on all matters brought by any of them against any other party hereto and that no suit, action or proceeding may be commenced by any of them in any other jurisdiction.

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Issuer and the Depositary irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any Receipt or the Deposited Securities.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE ISSUER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

Notwithstanding anything contained in this Deposit Agreement, any Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Issuer in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Switzerland.

SECTION 7.7	Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.8	Appointment of Agent for Service of Process.

The Issuer hereby (i) irrevocably designates and appoints CT Corporation, 111 Eighth Avenue, New York, NY 10011, in the State of New York (the “Agent”), as the Issuer's authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Issuer in any federal or state court (as described in the first or second paragraph of Section 7.6) arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement and (ii) irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Issuer, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Issuer by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Issuer agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Issuer agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by the Agent of its appointment as such agent.  The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force.  If for any reason the Agent shall cease to be available to act as such, the Issuer agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.8 reasonably satisfactory to the Depositary.

The provisions of this Section 7.8 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.9	Survival.

The provisions of Section 5.8, 5.9, 7.6 and 7.8 shall survive any termination of the Deposit Agreement.

SECTION 7.10	Headings.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

IN WITNESS WHEREOF, COCA-COLA HBC AG and CITIBANK, N.A. have duly executed this agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them and as of the date of Receipts issued in accordance with the terms hereof.

COCA-COLA HBC AG

By:
Name:
Title:

CITIBANK, N.A. , as Depositary

By:
Name: Keith Galfo
Title: Vice President

EXHIBIT A TO DEPOSIT AGREEMENT

Number _____	________________________________ AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents one (1) deposited Share)

CITIBANK, N.A.

AMERICAN DEPOSITARY RECEIPT

EVIDENCING

AMERICAN DEPOSITARY SHARES

REPRESENTING

 ORDINARY SHARES

OF

COCA-COLA HBC AG
(INCORPORATED UNDER THE LAWS OF SWITZERLAND)

CITIBANK, N.A., as depositary (hereinafter called the "Depositary"), hereby certifies that , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares (herein called "Shares") of Coca-Cola HBC AG, incorporated under the laws of Switzerland (herein called the "Company" or the “Issuer”).  At the date hereof, each American Depositary Share represents one (1) Share which is either deposited or subject to deposit under the deposit agreement at _________________ (herein called the "Custodian").  The Depositary’s Corporate Trust Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS 388 GREENWICH STREET, NEW YORK, N.Y.  10013

ARTICLE 1.
THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of __________, 2013 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

ARTICLE 2.
SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement or applicable law or regulation, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) Shares to, or upon the written order of, the person(s) designated in the order delivered to the Depositary for such purpose and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.  The Depositary shall not accept a Receipt for surrender to the extent it evidences American Depositary Shares representing a fraction of a Share.  To that extent, the Depositary shall, at its discretion, either (i) execute and deliver a Receipt evidencing American Depositary Shares representing that fraction, or (ii) sell or cause to be sold the fractional Share and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Receipt.  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver, subject to Sections 2.6, 3.1 and 3.2 of the Deposit Agreement and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or, if applicable, the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) any other circumstances specifically contemplated by Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Neither the Depositary nor any Custodian shall deliver Shares (other than to the Issuer in accordance with this Deposit Agreement) or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender and cancellation of Receipts.

ARTICLE 3.
TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by, proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and duly stamped as may be required by the laws of the State of New York and of the United States of America and any other applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

ARTICLE 4.
LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Owner and Beneficial Owners of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment in full is made, and the Depositary may withhold any dividends or other distributions, or may sell for the account of the Owner  and Beneficial Owners hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner and Beneficial Owners of such Receipt shall remain liable for any deficiency. Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Issuer, the Custodian, and each of their respective agents, officers, directors, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.  The obligations of Owners and Beneficial Owners of Receipts under this Article 4 and Section 3.2 of the Deposit Agreement shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Deposit Agreement.

ARTICLE 5.
WARRANTIES OF DEPOSITORS.

Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are duly authorized, validly issued, fully paid, nonassessable and legally obtained by such person, (ii) all pre-emptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and American Depositary Shares representing those Shares would not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the delivery or surrender of Receipt(s) evidencing American Depositary Shares representing such Shares and the transfer of Receipts evidencing such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

ARTICLE 6.
FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owners of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Issuer may reasonably require by written request to the Depositary.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made or such other documentation or information provided, in each case to the Depositary’s satisfaction. The Depositary shall provide the Issuer, as promptly as practicable, at the Issuer’s reasonable written request and at the Issuer’s expense, copies of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Owners and Beneficial Owners, and (ii)  any other information or documents which the Issuer may reasonably request and which the Depositary shall request and receive from any Owner or any person presenting Shares for deposit or ADSs for cancellation and withdrawal, unless such disclosure is prohibited by law.  Each Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this paragraph.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Issuer if not provided by the Owners or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Owners or Beneficial Owners.

ARTICLE 7.
TRANSFER AND REGISTRATION RESTRICTIONS, RESTRICTIONS ON VOTING.

The Depositary, each Owner and each Beneficial Owner acknowledges and agrees, to the maximum extent permitted by law, that the Issuer may restrict (i) the transfers of the Shares or the acquisition or registration in the Issuer’s share register of Shares with voting rights and (ii) the exercise of voting rights where such transfer, acquisition or registration or such exercise might result in direct or indirect legal, beneficial or other ownership of Shares (including legal and beneficial ownership for the benefit of a third party) or voting rights pertaining thereto exceeding limits imposed by applicable law or the Articles of Association or any regulations or directives thereunder or where an application for registration in the share register is not accompanied by due information, where such information is requested by the Issuer or where such information is incorrect, each as required or authorized under applicable law or the Articles of Association or any regulations or directives thereunder.  Notwithstanding any other provision in this Deposit Agreement or any Receipt, the Depositary (i) subject to applicable law shall request from Owners and Beneficial Owners the information required under this Article 7 and Article 8 hereof, and (ii) shall provide all responses to such information requests that it receives to the Issuer in a timely manner. The Issuer may take actions, and may instruct the Depositary to take actions, as appropriate, with respect to the ownership interest or the voting rights of any Owner or Beneficial Owner in excess of the ownership limits referred to above, in each case in the sole discretion of the Issuer but subject to applicable law.  Such actions may include, but are not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights, deregistration or removal of voting rights from the Issuer’s share register, or the mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the ADSs held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association of the Issuer. In addition, on the Issuer’s instruction, the Depositary shall take such reasonable steps as the Issuer may deem appropriate to restrict or block the transfer of the ADSs and the voting instructions received from Owners to ensure compliance with the disclosure of, and the limitations on, beneficial ownership referred to in Article 7 and Article 8.

ARTICLE 8.
DISCLOSURE OF INTERESTS;  LIMITATIONS ON HOLDING AND VOTING.

In order to enforce any of the restrictions mentioned in Article 7 and Section 3.5 of the Deposit Agreement, each Owner and Beneficial Owner shall be deemed, by holding an ADS or owning a beneficial interest therein, to consent and agree, to the maximum extent permitted by law, (i) to such restrictions as though they were a shareholder and (ii) to provide to the Issuer or the Depositary, as applicable, promptly at any time upon request by the Issuer or the Depositary, as applicable, complete, accurate and up-to-date information on legal and beneficial ownership in the ADSs they (and their respective affiliates) hold, directly or indirectly, as Owners and Beneficial Owners, and to provide any such other information to the Issuer or the Depositary, as applicable, which the Issuer deems necessary in order to enforce such restrictions (including without limitation information on other interests in Shares held by them, whether directly or indirectly, as well as information on parties acting in concert and their holding of such interests in Shares).  The right to direct the voting of Deposited Securities pursuant to the terms of the Deposit Agreement and any Receipt shall be conditioned on (i) the disclosure to the Issuer of the Owner’s and Beneficial Owner’s information, (ii) the blocking of the applicable ADSs, upon such terms as may be required by the Issuer in its sole discretion, in order to verify the accuracy of such disclosure, and (iii) the other limitations referred to in Article 7 and Section 3.5 of the Deposit Agreement.

ARTICLE 9.
CHARGES OF DEPOSITARY.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.  The Depositary may reimburse the Issuer for certain expenses incurred by the Issuer in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Issuer and the Depositary agree from time to time.

In connection with any payment by the Issuer to the Depositary:

(i)
all fees, taxes, duties, charges, costs and expenses which are payable by the Issuer shall be paid or be procured to be paid by the Issuer (and any such amounts which are paid by the Depositary shall be reimbursed to the Depositary by the Issuer upon demand therefor); and

(ii)
such payment shall be subject to all necessary Swiss exchange control and other consents and approvals having been obtained. The Issuer undertakes to use its reasonable endeavours to obtain all necessary approvals that are required to be obtained by it in this connection.

All payments by the Issuer to the Depositary under  Section 5.9 of the Deposit Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by law, rule, regulation, court, tribunal or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto. In the event of the Depositary’s resignation or removal pursuant to Section 5.4 of the Deposit Agreement, any amounts, fees, costs or expenses owed to the Depositary or in accordance with any other agreements otherwise agreed in writing between the Issuer and the Depositary from time to time shall be paid to the Depositary prior to such resignation or removal

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as applicable:  (1) taxes (including applicable interest and penalties) and other governmental charges, (2) such registration and delivery fees as may from time to time be in effect for the registration of transfers and/or delivery of Deposited Securities generally on any central securities depositary (including, but not limited to, the SIS) or otherwise and applicable to transfers of Deposited Securities to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and Receipts, (6) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (7) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 of the Deposit Agreement, (8) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 8 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (9) a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (10) below; provided, however, that no fee will be assessed under this clause (9) to the extent that a fee of $.02 was charged pursuant to clause (7) above during that calendar year and (10) any other fees, charges, costs or expenses that may be incurred by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares, other Deposited Securities and/or American Depositary Shares (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.9 of the Deposit Agreement and this Article 9, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC participant(s) receiving the ADSs from the Depositary or the DTC participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Owners as of the applicable record date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Owners as of the record date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

ARTICLE 10.
PRE-RELEASE OF RECEIPTS.

Subject to the further terms and provisions of this Article 10 and Section 2.9 of the Deposit Agreement, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Issuer and its affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.5 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Owners (other than the Applicant).

ARTICLE 11.
TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of certificated security in the case of receipts that are certificated; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and the Depositary shall have no obligation and shall not be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

ARTICLE 12.
VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

ARTICLE 13.
REPORTS; INSPECTION OF TRANSFER BOOKS.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also, upon written request, provide to the Owners copies of such reports furnished by the Issuer pursuant to Section 5.6 of the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended and accordingly files certain information with the Commission.  These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at 100 F Street NE, Washington, D.C.  20549.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Issuer and by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Issuer shall have the right to inspect at all reasonable times the transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Issuer may reasonably request.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, subject to consultation with the Issuer to the extent practicable when such closure is outside the ordinary course of business, or at the reasonable written request of the Issuer.

ARTICLE 14.
DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5 of the Deposit Agreement, convert, as promptly as practicable such dividend or distribution into Dollars and shall distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Issuer or its agent will remit to the appropriate governmental authority in Switzerland all amounts, if any, required to be withheld and owing to such agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

Subject to the provisions of Section 4.11 and Section 5.9 of the Deposit Agreement, whenever the Issuer determines to distribute to the holders of Deposited Securities property other than cash, shares or rights, the Issuer will give timely notice to the Depositary.  Upon receipt of a distribution covered by the preceding sentence, the Depositary shall, after consultation with the Issuer, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem lawful and reasonably practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason

(including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary reasonably deems such distribution not to be lawful and reasonably practicable, the Depositary may, after consultation with the Issuer, adopt such method as it may deem reasonably practicable and lawful for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash. If the Depositary is unable to sell such property, after consultation with the Issuer and upon the Issuer's instructions the Depositary shall either: (i) return the property to the Issuer at the Issuer's expense (to the extent reasonably practicable), or, (ii) if 20 business days have elapsed from the time the Depositary requests an instruction from the Issuer, and no instruction from the Issuer to return the property to it is received, the Issuer shall be deemed to have instructed the Depositary to dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, and in either of (i) or (ii) above, Owners and Beneficial Owners shall have no rights thereto or arising therefrom. No distribution to Owners pursuant to  Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement unless it has received satisfactory assurances, including satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may either (i) after consultation with the Issuer, and shall if the Issuer shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement, the payment of fees of the Depositary as provided in Section 5.9 of the Deposit Agreement, and any applicable U.S. securities laws or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the record date fixed by the Depositary shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement.  No distribution to Owners pursuant to Section 4.3 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary is under no obligation to provide the Owners and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE 15.
CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

Owners and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess nominal amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder or under the Deposit Agreement and shall not be subject to escheatment.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may reasonably deem desirable or necessary.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible on a practicable basis in whole or in part into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

ARTICLE 16.
RIGHTS.

In the event that the Issuer shall offer or distribute or cause to be offered or distributed to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Issuer will give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners.  Upon receipt by the Depositary of a notice that the Issuer wishes such rights to be made available to the Owners and receipt by the Depositary of satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, the Issuer and the Depositary will consult to the extent practicable to determine the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.

If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and reasonably practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, after consultation with the Company and subject to the approval of the Company, which approval shall not be unreasonably withheld, and to the Depositary’s receipt of satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, distribute to any Owner to whom it determines the distribution to be lawful and reasonably practicable, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate. In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will as promptly as practicable make such rights available for delivery to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and warrants or other instruments to be distributed and (b) such Owner has executed such documents as the Company has determined in consultation with the Depositary are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares.  Thereafter, the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and reasonably practicable to make such rights available to all or certain Owners, but that it is lawful and reasonably practicable to sell those rights, after consultation with the Issuer and approval by the Issuer (such approval not to be unreasonably withheld), it shall use reasonable efforts to sell the rights, warrants or other instruments, in a riskless principal capacity or otherwise, by public or private sale and upon such terms as it may reasonably deem proper, in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or reasonably practicably make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Article 9 hereof and Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Any such cash proceeds shall be distributed in accordance with Section 4.1 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act, or any other applicable law, with respect to a distribution to Owners or are registered under the provisions of such Act or other applicable law.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act or other applicable law, the Depositary shall not effect such distribution unless it has received such legal opinions as are required under Section 5.7 of the Deposit Agreement, unless waived by the Depositary.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Owners in general or any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with any sale or exercise of such rights or (iii) the content of any materials forwarded to the Owners on behalf of and at the request of the Issuer in connection with the rights distribution.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Issuer to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

ARTICLE 17.
RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting, solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall be the same as the corresponding record date set by the Issuer with respect to Shares, if any, or as soon thereafter as reasonably practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consents, to receive such notice or solicitation or to otherwise take action or (b) on or after which each American Depositary Share will represent the changed number of Shares.

The Issuer shall give the Depositary timely notice of any corporate action under Sections 4.1 through 4.5 and Sections 4.7 and 4.8 of the Deposit Agreement to facilitate coordination of such corporate action for Owners and Beneficial Owners to the extent required under this Deposit Agreement, including, without limitation, fixing an appropriate record date.  Subject to applicable law and the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners at the close of business in New York on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions, to give or withhold such consents, to receive such notice or solicitation and to act in respect of any other such matter.

ARTICLE 18.
VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer in a timely manner and at the Issuer’s expense and provided no U.S. legal prohibitions exist, the Depositary shall, as soon as practicable thereafter, distribute, by mail to the extent practicable if requested by the Issuer, to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer (or, if requested by the Issuer, a summary of such information provided by the Issuer), (b) a statement that the Owners of American Depositary Shares as of the close of business on a specified record date will be entitled, subject to any applicable provision of Swiss law and of the Articles of Association (the fulfillment of which may require the blocking of an Owner’s ADSs), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer, (d) a declaration of beneficial ownership in such form as the Issuer reasonably requests (and if blocking of ADSs is required by the Issuer, instructions to such effect), and (e) a statement that the Beneficial Owners have the right to request, in writing (an “Admission Request”), that they be allowed to attend any such meeting in person.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable, to vote or cause to be voted the amount of Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request.  Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities, other than pursuant to and in accordance with such instructions or deemed instructions.  If voting instructions are sought from Owners and no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as reasonably practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares, provided further, however, that no such deemed discretion shall be provided with respect to any meeting unless and until the Depositary has received an opinion of the Issuer's in-house legal counsel, addressed to the Depositary and in form and substance acceptable to the Depositary, at the Issuer's sole expense, to the effect that, (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in Switzerland, (ii) the granting of such proxy will not result in a violation of Swiss law, rule, regulation or permit, and (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under Swiss law.

Notwithstanding the foregoing, the Depositary shall not take any voting instructions, and not vote or give a proxy to vote the corresponding Shares, from any Owner if such Owner has not (i) returned a duly filled-in declaration of ownership or (ii) arranged for blocking of such Owner’s ADSs, in each case, to the extent the delivery of such form and blocking of ADSs has been requested by the Issuer.  The Owners and Beneficial Owners irrevocably agree, irrevocably consent to the Depositary and the Custodian agreeing, and (based upon such consent of the Owners and Beneficial Owners) the Depositary hereby irrevocably agrees (and undertakes that it will instruct the Custodian to agree, if so requested by the Issuer), that the Issuer is entitled, to the maximum extent permitted by law, to (a) disregard any votes that the Depositary or the Custodian proposes to cast at the instruction of Owners (on behalf of Beneficial Owners), and (b) not comply with, and not give effect to, any voting instructions provided by the Depositary to the Issuer on behalf of Owners and Beneficial Owners, provided that, in each such case, the Issuer determines that (x) less than all of the Shares held by the Depositary are registered in the share register with voting rights and (y) such registration of Shares  without voting rights is, in the view of the Issuer, attributable to the actions or failure to act of such Owners and Beneficial Owners.

Upon receipt by the Depositary of (i) an Admission Request in writing and (ii) such evidence of beneficial ownership as shall be reasonably satisfactory to the Depositary, the Depositary shall, as promptly as practicable prior to the date of such meeting, notify the Company in writing of a Beneficial Owner’s intention to attend such shareholders’ meeting to ask questions and otherwise to participate in the meeting; provided, however, that Beneficial Owners shall not be entitled to vote at the meeting.

Owners, Beneficial Owners and the Depositary agree and acknowledge that in order to exercise voting rights in respect of Shares the Depositary, the Custodian or their respective nominees will need to be duly registered on the Issuer’s share register with voting rights and that the Issuer may require the Depositary, the Custodian and their respective nominees to apply for de-registration of such voting rights from the Issuer’s share register after the completion of the applicable shareholders meeting.

Notwithstanding anything contained in the Deposit Agreement or any Receipt the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, and subject to approval by the Issuer, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicize to Owners instructions on how to retrieve such materials or receive such materials upon request (e.g. by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraphs sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

ARTICLE 19.
CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall, subject to the provisions of the Deposit Agreement and applicable law,  thenceforth represent, in addition to the existing Deposited Securities, if any, the new Deposited Securities so received in exchange or conversion.  Alternatively, in any such case the Depositary may, and shall if the Issuer shall so request, subject to the terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

ARTICLE 20.
LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association or the Deposited Securities, or on account of possible criminal or civil penalties or restrain, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer, or any of their respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Depositary, its controlling persons, its agents, any Custodian and the Issuer, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Issuer and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner, except that the Issuer agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

In no event shall the Depositary or any of its directors, officers, employees, agents and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to the Issuer, Owners, Beneficial Owners or any other person.

Neither the Depositary nor the Issuer shall be liable for (i) any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information or (ii) the inability of an Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners and Beneficial Owners of ADSs.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or  after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or wilful misconduct while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not incur any liability for the failure or timeliness of any notice from the Issuer.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

ARTICLE 21.
RESIGNATION AND REMOVAL OF THE DEPOSITARY.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Issuer by 90 days prior written notice of such removal, which shall become effective upon the later to occur of the (i) 90th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly distribute notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

ARTICLE 22.
AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by agreement between the Issuer and the Depositary without the consent of Owners and Beneficial Owners in any respect which they may deem necessary or desirable.  Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of or supplement to the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and Receipts outstanding at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances shall, if required to ensure compliance with applicable law, become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

ARTICLE 23.
TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by distributing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by distributing notice of such termination to the Issuer and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges).  At any time after the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Issuer under Section 5.8 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

ARTICLE 24.
COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

ARTICLE 25.
SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

The Issuer hereby (i) irrevocably designates and appoints CT Corporation, 111 Eighth Avenue, New York, NY 10011, in the State of New York, (the “Agent”) as the Issuer's authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Issuer in any federal or state court (as described in Section 7.6 of the Deposit Agreement) arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement and (ii) irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Issuer, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Issuer by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 of the Deposit Agreement. The Issuer agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Issuer agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by the Agent of its appointment as such agent.  The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Deposit Agreement remains in force.  If for any reason the Agent shall cease to be available to act as such, the Issuer agrees to designate a new agent in New York on the terms and for the purposes of this Article 25 and Section 7.8 of the Deposit Agreement reasonably satisfactory to the Depositary.

The provisions of the Article 25 and Section 7.8 of the Deposit Agreement shall survive any termination of the Deposit Agreement, in whole or in part.

ARTICLE 26.
COMPLIANCE WITH INFORMATION REQUESTS.

Notwithstanding any other provision of this Deposit Agreement, each Owner and Beneficial Owner agrees, subject to applicable law, to (a) comply with requests from the Issuer or (at the Issuer’s request) the Depositary pursuant to or to ensure compliance with (A) Swiss or other applicable law, (B) the rules and requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, and any stock exchange on which the Shares, Receipts or American Depositary Shares are, or will be, registered, traded or listed, (C) the Articles of Association or (D) the Deposit Agreement, which are made to obtain information, among other things, as to the capacity in which such Owner or Beneficial Owner or any of its affiliates owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any such person and any other person(s) interested in such American Depositary Shares (and Shares, as the case may be) and the nature of such interest and various other matters, and (b) be bound by and subject to applicable provisions of the laws of Switzerland, the Articles of Association and the requirements of any stock exchanges upon which the ADSs, Receipts or Shares are or will be registered, traded or listed, or pursuant to any requirements of any  electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Owner and Beneficial Owner held Shares directly, in each case whether or not they are Owners or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward, upon the written request of the Issuer and at the expense of the Issuer, any such written request from the Issuer to the Owners and to forward, as promptly as practicable, to the Issuer any such responses to such requests received by the Depositary.  If the Issuer requests information from the Depositary, the Custodian or the nominee of either, as the registered owner of the Shares, the obligations of the Depositary, Custodian or such nominee (as the case may be) shall, subject to Article 8 and Section 3.8 of the Deposit Agreement, be limited to disclosing to the Issuer the information contained in the register.